Exhibit 3
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D
The undersigned hereby agree as follows:
(i)       Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and
(ii)       Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Date: August 18, 2005

BBG Australia Pty Limited

By:	/s/Michael Hill

Name:	Michael Hill

Its:	Director

BBG Holdings Pty Limited

By:	/s/Michael Hill

Name:	Michael Hill

Its:	Director

Ironbridge Capital Pty Limited

By:	/s/Paul Evans

Name:	Paul Evans

Its:	Director

Ironbridge Capital Holdings Pty Limited

By:	/s/Paul Evans

Name:	Paul Evans

Its:	Director